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                                                                   EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-119596 of The Frontier Fund on Form S-1 of our report dated January 7, 2004 (January 29, 2004 as to Note 4), on The Frontier Fund and our report dated January 29, 2004, on Equinox Fund Management, LLC, appearing in the Prospectus, which is part of this Registration Statement.


We also consent to the references to us under the heading "EXPERTS" in such Prospectus.


/s/ Deloitte & Touche LLP


Princeton, New Jersey


December 28, 2004